Exhibit 99.1

Thorne HealthTech Reports Fourth Quarter and Full-Year 2021 Results

Provides Full-Year 2022 Guidance

NEW YORK, Mar. 14, 2022 /PRNewswire/ -- Thorne HealthTech, Inc. (“Thorne HealthTech” or the “Company”) (NASDAQ: THRN), a leader in developing personalized, innovative solutions to help people live healthier, longer lives, today announced its financial results for the fourth quarter and full-year ended December 31, 2021.

Fourth Quarter Highlights:

•
Net sales grew 37.8% to $49.9 million, with direct-to-consumer (“DTC”) sales growth of 56.1%
•
Gross profit grew 47.5% to $25.7 million; gross margin of 51.5% increased 340 basis points
•
Net income attributable to common stockholders of $3.3 million; adjusted EBITDA of $5.4 million
•
Diluted earnings per share of $0.01; adjusted diluted earnings per share of $0.07

Full-Year Highlights:

•
Net sales grew 33.8% to $185.2 million, with DTC sales growth of 37.7%
•
Gross profit grew 50.3% to $97.4 million; gross margin of 52.6% increased 580 basis points
•
Net income attributable to common stockholders of $3.7 million; adjusted EBITDA of $20.6 million
•
Diluted earnings per share of $0.10; adjusted diluted earnings per share of $0.27

Full-Year 2022 Outlook:

•
Net sales of $240 million to $250 million; adjusted EBITDA of $30 million to $35 million; adjusted EPS of $0.28 to $0.30

“Our strong results reflect the successful execution of our strategies, which we expect to continue driving outperformance in the growing wellness market,” said Paul Jacobson, Thorne HealthTech’s chairman and CEO. “Our full-year growth rates of 34 percent for both net sales and adjusted EBITDA were underpinned by the expanding base of consumers and health professionals who trust our integrated platform that combines education, testing and premium supplements in a simple, personalized and engaging approach to wellness and peak performance. In addition, with our ongoing mix shift to subscriptions, expanding portfolio of science-backed solutions and marketing campaign ramp to heighten brand awareness, we are well positioned for continued momentum.”

Net Sales

The following tables provide a summary of sales by channel for the three and year ended December 31, 2021, respectively, compared to the three months and year ended December 31, 20201:

	Three Months Ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
(dollars in thousands)	2021	2020	$ Change	% Change	2021	2020
DTC	$ 19,117	$ 12,246	$ 6,871	56.1%	38.3%	33.8%
Professional/B2B	30,746	23,931	6,815	28.5%	61.7%	66.2%
Net sales	$ 49,863	$ 36,177	$ 13,686	37.8%	100.0%	100.0%

	Year Ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
(dollars in thousands)	2021	2020	$ Change	% Change	2021	2020
DTC	$ 73,875	$ 53,653	$ 20,221	37.7%	39.9%	38.8%
Professional/B2B	111,371	84,802	26,570	31.3%	60.1%	61.2%
Net sales	$ 185,246	$ 138,455	$ 46,791	33.8%	100.0%	100.0%

1 In the above tables, DTC means direct-to-consumer; Professional is generally in reference to our network of health professionals; and B2B is generally in reference to business-to-business customers.

As of December 31, 2021, the Company’s number of active subscriptions grew 65.5% to approximately 257,000, compared to approximately 155,000 as of December 31, 2020. The Company continues to experience high customer retention, recurring purchases and low customer acquisition costs. For the year ended December 31, 2021 and 2020, the Company’s annual life-time value (“LTV”) to customer acquisition cost (“CAC”) ratios were 4.5x and 7.6x, respectively.

Cost of Sales and Gross Profit

The following tables provide a summary of cost of sales and gross profit for the three months and year ended December 31, 2021, respectively, compared to the three months and year ended December 31, 2020:

	Three Months Ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
(dollars in thousands)	2021	2020	$ Change	% Change	2021	2020
Net sales	$ 49,863	$ 36,177	$ 13,686	37.8%	100.0%	100.0%
Cost of sales	24,182	18,767	5,415	28.9%	48.5%	51.9%
Gross profit	$ 25,681	$ 17,410	$ 8,271	47.5%	51.5%	48.1%

	Year Ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
(dollars in thousands)	2021	2020	$ Change	% Change	2021	2020
Net sales	$ 185,246	$ 138,455	$ 46,791	33.8%	100.0%	100.0%
Cost of sales	87,893	73,667	14,225	19.3%	47.4%	53.2%
Gross profit	$ 97,353	$ 64,788	$ 32,566	50.3%	52.6%	46.8%

Operating Expenses

The following table provides a summary of select operating expenses for the three and year ended December 31, 2021, respectively, compared to the three months and year ended December 31, 2020:

	Three Months Ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
(dollars in thousands)	2021	2020	$ Change	% Change	2021	2020
R&D	$ 1,656	$ 1,101	$ 555	50.3%	3.3%	3.0%
Marketing	5,112	5,001	111	2.2%	10.3%	13.8%
SG&A	17,912	11,544	6,368	55.2%	35.9%	31.9%

	Year Ended December 31,
	Amounts		Year-Over-Year		As % of Net Sales
(dollars in thousands)	2021	2020	$ Change	% Change	2021	2020
R&D	$ 5,936	$ 4,225	$ 1,711	40.5%	3.2%	3.1%
Marketing	25,189	11,151	14,038	125.9%	13.6%	8.1%
SG&A	54,913	48,397	6,516	13.5%	29.6%	35.0%

Net Income and Diluted Earnings Per Share

The following tables provide a summary of net income attributable to common stockholders, adjusted EBITDA, adjusted net income, diluted earnings per share and adjusted diluted earnings per share for the three months and year ended December 31, 2021, compared to the three months and year ended December 31, 2020:

Three Months Ended December 31,
	Amounts		Year-Over-Year
(dollars in thousands, except per share amounts)	2021	2020	$ Change	% Change
Net income (loss) attributable to common stockholders	$ 3,270	$ (1,297)	$ 4,567	n.m.
Adjusted EBITDA	$ 5,425	$ 1,449	$ 3,976	274.4%
Adjusted net income (loss)	$ 3,820	$ (357)	$ 4,177	n.m.
Diluted earnings (loss) per share	$ 0.01	$ (0.11)	$ 0.12	n.m.
Adjusted diluted earnings (loss) per share	$ 0.07	$ (0.03)	$ 0.10	n.m.

	Year Ended December 31,
	Amounts		Year-Over-Year
(dollars in thousands, except per share amounts)	2021	2020	$ Change	% Change[2]
Net income (loss) attributable to common stockholders	$ 3,746	$ (3,358)	$ 7,103	n.m.
Adjusted EBITDA	$ 20,571	$ 15,347	$ 5,224	34.0%
Adjusted net income (loss)	$ 14,102	$ 8,933	$ 5,169	57.9%
Diluted earnings (loss) per share	$ 0.10	$ (0.34)	$ 0.44	n.m.
Adjusted diluted earnings (loss) per share	$ 0.27	$ 0.19	$ 0.08	41.3%

2 Not meaningful (n.m.) year-over-year comparison as it relates to the percentage change due to net earnings in the current period and net loss in the comparative prior period.

Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted EBITDA, adjusted net income and adjusted diluted earnings per share (“EPS”) are provided in the “Non-GAAP Financial Measures” section of this press release.

Financial Position

As of December 31, 2021, the Company had $51.1 million in cash, and it had $2.5 million of debt outstanding, inclusive of $0.9 million attributable to finance lease liabilities.

On February 28, 2022, the Company acquired all outstanding membership interests of Nutrativa LLC (“Nutrativa”), for an aggregate purchase price of $15.0 million in cash. The Company funded the purchase price with cash on hand.

Financial Guidance

The Company’s full-year 2022 guidance is as follows:

	Low – High ($)	Low – High (Y/Y%)
Net sales	$240 million – $250 million	30% – 35%
Gross margin	–	53% – 55%
Adjusted EBITDA	$30 million – $35 million	46% – 70%
Adjusted diluted EPS	$0.28 – $0.30	3% – 11%

The Company’s financial guidance assumes the following:

•
Foreign exchange rates, the effects of which are currently not significant, will remain in effect throughout the year
•
Net sales attributable to the acquisition of Nutrativa are expected to contribute to between 1% and 2% of projected net sales growth for the year
•
Marketing costs are expected to be between 16% and 18% of net sales; these costs are expected to be lower in the first quarter compared to the second through fourth quarters of the year due to the anticipated timing of certain brand campaigns which have typically resulted in incremental net sales both during and after such campaigns
•
For adjusted net income and adjusted diluted earnings per share, guidance also assumes (i) an estimated full-year adjusted tax rate of 10% and (ii) diluted weighted-average shares outstanding of 62.0 million as of December 31, 2022

Webcast and Conference Call Details

The Company will host a conference call on Tuesday, March 15, 2022, at 8 a.m. (U.S. Eastern Time) to discuss its fourth quarter and full-year 2021 financial results. A live webcast of the call can be accessed by logging onto the investors section of the Thorne HealthTech website at https://investors.thornehealthtech.com. A replay will be available on the same website after the call.

In addition, the conference call can be accessed over the phone by dialing +1 844 200 6205 for U.S. callers, or +1 929 526 1599 for international callers, approximately 10 minutes prior to the start time. An audio replay will be available for 7 days following the call. To access the replay, dial +1 866 813 9403 (U.S.) or +44 204 525 0658 (International). The access code for the live call and replay is 975129.

About Thorne HealthTech

Thorne HealthTech is a leader in developing personalized, innovative solutions to help people life healthier, longer lives. Thorne HealthTech is a science-driven wellness company that is utilizing testing and data to create improved product efficacy and deliver personalized solutions to consumers, health professionals and corporations. Thorne HealthTech's unique, vertically integrated brands, Thorne and Onegevity, provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime.

Contacts

Investors: Media:
Thomas Wilson Isabella Wiltse
investors@thorne.com thornemedia@edelman.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this news release, including, without limitation, statements regarding the conditions of our industry, our future results of operations and financial position, business strategy, development plans, expected research and development costs, regulatory strategy, product and service development, sales and marketing activities, international expansion efforts, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “guidance,” “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this news release include, but are not limited to, statements regarding financial guidance, market opportunity, ability to penetrate the market, expanded product offerings and expectations for growth. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements are current only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in Thorne HealthTech’s filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K that we anticipate filing on March 15, 2022, and other SEC filings, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Non-GAAP Financial Measures

To provide investors with additional information regarding its financial results, the Company has provided certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share.

The Company calculates EBITDA, a non-GAAP financial measure, as net income or loss excluding depreciation and amortization, interest expense and income taxes. The Company calculates adjusted EBITDA, a non-GAAP financial measure, by further excluding non-cash items for stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge transaction, guarantee fees and income or loss from equity in unconsolidated affiliates. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

The Company calculates adjusted net income, a non-GAAP financial measure, as net income or loss excluding (i) stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge transaction, guarantee fees and income or loss from equity in unconsolidated affiliates and (ii) utilizing an adjusted provision for income taxes based on the Company’s estimate of applicable statutory rates.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income or loss, net income or loss and other GAAP measures of income and loss.

The Company has included EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share in this press release because they are key measures used by the Company’s management to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses or income in calculating adjusted EBITDA and adjusted net income facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and adjusted EBITDA and adjusted net income, together with a reconciliation of net income or loss to each such measure, helps investors make comparisons between Thorne HealthTech and other companies that may have different capital structures, different tax rates and different forms of employee compensation. Each of EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

The Company has not reconciled the forward-looking adjusted EBITDA and adjusted diluted earnings per share guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), certain fair value measurements, acquisition transactions and integration, tax items and others that may arise during the year, each of which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

THORNE HEALTHTECH, INC.

Consolidated Balance Sheets

(unaudited)

	December 31,
	2021	2020
Assets
Current Assets
Cash	$ 51,100,915	$ 15,262,094
Accounts receivable, net	5,285,321	2,288,700
Related party receivables	366,590	225,693
Inventories, net	41,012,124	28,066,024
Prepaid expenses and other current assets	3,494,473	886,328
Total current assets	101,259,423	46,728,839

Restricted cash	4,900,000	—
Property and equipment, net	27,030,400	23,189,730
Operating lease right-of-use asset, net	17,836,756	17,740,816
Finance lease right-of-use asset	883,076	767,237
Intangible assets, net	6,592,316	7,635,253
Goodwill	14,440,683	14,440,683
Investments	400,000	1,150,000
Equity-method investments	963,685	3,382,147
Other assets	993,538	454,429
Total assets	$ 175,299,877	$ 115,489,134

THORNE HEALTHTECH, INC.

Consolidated Balance Sheets

(unaudited)

	December 31,
	2021	2020
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$ 16,889,756	$ 8,691,430
Accrued payroll	2,526,917	2,592,143
Other accrued expenses	1,144,573	1,232,133
Related party payables	1,634,775	809,080
Current portion of operating lease liabilities	2,633,236	2,603,930
Current portion of finance lease liabilities	413,487	269,212
Current portion of long-term debt	494,173	223,400
Total current liabilities	25,736,917	16,421,328
Long-term Liabilities
Revolving line of credit	—	20,000,000
Operating lease liabilities, net of current portion	27,605,739	27,284,356
Finance lease liabilities, net of current portion	482,544	454,857
Long-term debt, net of current portion	1,083,634	469,471
Warrant liability	2,058,566	3,930,930
Other long-term liabilities	—	280,000
Total liabilities	56,967,400	68,840,942

Commitments and Contingencies
Series E convertible preferred stock; par value $0.01, 0 and 27,011,500 shares authorized as of December 31, 2021 and 2020, respectively; 0 and 27,011,500 shares issued and outstanding as of December 31, 2021 and 2020, respectively; aggregate liquidation preference of $134,449,035 as of December 31, 2020	—	133,484,531

Stockholders’ Equity (Deficit)
Common stock; par value $0.01, 200,000,000 and 63,190,000 shares authorized as of December 31, 2021 and 2020, respectively; 52,554,214 and 12,323,830 shares issued and outstanding as of December 31, 2021 and 2020, respectively	525,542	123,238
Common stock, Class B; no par value, 0 and 8,900,000 shares authorized as of December 31, 2021 and 2020, respectively; 0 shares issued and outstanding as of December 31, 2021 and 2020	—	—
Additional paid-in capital	250,163,984	52,451,862
Accumulated deficit	(132,158,016)	(132,964,365)
Total stockholders’ equity (deficit) —Thorne HealthTech, Inc.	118,531,510	(80,389,265)
Non-controlling interest	(199,033)	(6,447,074)
Total stockholders’ equity (deficit)	118,332,477	(86,836,339)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$ 175,299,877	$ 115,489,134

THORNE HEALTHTECH, INC.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021		2020
Net sales	$ 49,862,642	$ 36,176,590	$ 185,246,025		$ 138,454,924
Cost of sales	24,181,876	18,766,805	87,892,579		73,667,333
Gross profit	25,680,766	17,409,785	97,353,446		64,787,591
Operating expenses:
Research and development	1,655,660	1,101,298	5,935,514		4,224,891
Marketing	5,112,033	5,000,523	25,189,326		11,150,514
Selling, general and administrative	17,911,976	11,544,363	54,913,441		48,397,419
Write-off of acquired Drawbridge in-process research and development	—	—	1,563,015	﷐	—
Income (loss) from operations	1,001,097	(236,399)	9,752,150		1,014,767
Other expense (income):
Interest expense, net	56,918	401,054	449,908		1,125,472
Guarantee fees	(84,305)	(115,520)	336,915		243,040
Change in fair value of warrant liability	(969,836)	774,219	(1,872,364)		1,912,487
Loss on Drawbridge Transaction	—	—	165,998		—
Other (income) expense, net	(171,466)	(10)	(249,082)		1,119
Total other (income) expense, net	(1,168,689)	1,059,743	(1,168,625)		3,282,118
Income (loss) before income taxes and loss from equity interests in unconsolidated affiliates	2,169,786	(1,296,142)	10,920,775		(2,267,351)
Income tax expense	289,467	48,050	411,919		176,758
Net income (loss) before loss from equity interests in unconsolidated affiliates	1,880,319	(1,344,192)	10,508,856		(2,444,109)
Loss from equity interests in unconsolidated affiliates	(359,562)	(445,624)	(3,664,058)		(1,509,704)
Net income (loss)	1,520,757	(1,789,816)	6,844,798		(3,953,813)
Net loss—non-controlling interest	(85,619)	(492,501)	(408,625)		(596,067)
Net income (loss) attributable to Thorne HealthTech, Inc.	1,606,376	(1,297,315)	7,253,423		(3,357,746)
Undistributed earnings attributable to Series E convertible preferred stockholders	1,663,446	—	(3,507,892)		—
Net income (loss) attributable to common stockholders	$ 3,269,822	$ (1,297,315)	$ 3,745,531		$ (3,357,746)

Earnings (loss) per share:
Basic	$ 0.06	$ (0.11)	$ 0.14		$ (0.34)
Diluted	$ 0.01	$ (0.11)	$ 0.10		$ (0.34)
Weighted average common shares outstanding:
Basic	52,541,020	12,323,830	27,478,411		9,985,800
Diluted	58,655,939	12,323,830	51,939,654		9,985,800

THORNE HEALTHTECH, INC.

Consolidated Statements of Cash Flows

(unaudited)

	Year Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net income (loss)	$ 6,844,798	$ (3,953,813)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,453,057	4,295,840
Change in fair value of warrant liability	(1,872,364)	1,912,487
Non-cash lease expense	5,963,123	5,272,409
Stock-based compensation	4,554,024	10,037,396
Change in receivable and inventory reserves	(67,548)	291,619
Loss on sale of equipment	—	1,129
Loss from equity interests in unconsolidated affiliates	3,664,058	1,509,704
Loss on Drawbridge Transaction	165,998	—
Write-off of acquired Drawbridge in-process research and development	1,563,015	—
Change in operating assets and liabilities:
Accounts receivable	(2,886,874)	2,607,011
Related party receivables	(231,191)	(84,304)
Related party payables	825,695	372,831
Inventories	(12,879,268)	(709,519)
Prepaid expenses and other assets	(2,417,918)	(107,336)
Accounts payable and accrued liabilities	6,199,815	1,061,060
Operating lease liabilities	(4,794,134)	(5,399,423)
Net cash provided by operating activities	9,084,286	17,107,055
Cash Flows used in Investing Activities:
Purchase of property and equipment	(4,311,015)	(1,193,642)
Acquisition of Drawbridge Health assets, net of cash acquired	(1,412,279)	—
Purchase of investment in equity-method investments	(704,637)	(615,015)
Purchase of investment in unconsolidated subsidiaries	—	(750,000)
Purchase of license agreements	(750,457)	(1,128,621)
Net cash used in investing activities	(7,178,388)	(3,687,278)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock in initial public offering	70,000,000	—
Payoff of line of credit	(20,000,000)	(11,204,731)
Repayment of loan from related party	—	(3,000,000)
Proceeds from revolving line of credit	—	20,000,000
Payments on long-term debt and finance leases	(1,242,948)	(378,191)
Dividends paid on convertible preferred stock	—	(3,266,918)
Common stock issuance costs	(9,999,748)	—
Proceeds from exercise of common stock warrants	—	22,221,173
Repurchase of common stock	—	(23,119,913)
Payments for loans to management	—	(710,000)
Proceeds from repayment of loans to management	—	710,000
Proceeds from exercise of stock options	75,619	127,249
Net cash provided by financing activities	38,832,923	1,378,669
Net increase in cash and restricted cash	40,738,821	14,798,446
Cash and restricted cash, beginning of period	15,262,094	463,648
Cash and restricted cash, end of period	$ 56,000,915	$ 15,262,094

THORNE HEALTHTECH, INC.

Reconciliations of Non-GAAP Financial Measures

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021		2020
Net income to common stockholders	$ 3,269,822	$ (1,297,315)	$ 3,745,531		$ (3,357,746)
Undistributed earnings attributable to Series E convertible preferred stockholders.	(1,663,446)	—	3,507,892		—
Net income (loss) attributable to Thorne HealthTech, Inc.	1,606,376	(1,297,315)	7,253,423		(3,357,746)
Net loss—non-controlling interest.	(85,619)	(492,501)	(408,625)		(596,067)
Net income (loss)	$ 1,520,757	$ (1,789,816)	$ 6,844,798		$ (3,953,813)

EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$ 1,520,757	$ (1,789,816)	$ 6,844,798		$ (3,953,813)
Depreciation and amortization	1,123,912	1,444,637	4,453,057		4,295,840
Interest expense, net	56,918	401,054	449,908		1,125,472
Income tax expense	289,467	48,050	411,919	﷐	176,758
EBITDA	2,991,054	103,925	12,159,682		1,644,257
EBITDA margin	6.0%	0.3%	6.6%		1.2%
Adjustments:
Stock-based compensation	3,128,832	240,801	4,554,024		10,037,396
Change in fair value of warrant liability	(969,836)	774,219	(1,872,364)		1,912,487
Write-off of acquired Drawbridge in-process research and development	—	—	1,563,015		—
Loss on Drawbridge Transaction	—	—	165,998		—
Guarantee fees	(84,305)	(115,520)	336,915		243,040
Loss from equity interests in unconsolidated affiliates	359,562	445,624	3,664,058		1,509,704
Adjusted EBITDA	$ 5,425,307	$ 1,449,049	$ 20,571,328		$ 15,346,884
Adjusted EBITDA margin	10.9%	4.0%	11.1%		11.1%

Adjusted Net Income Reconciliation
Net income (loss)	$ 1,520,757	$ (1,789,816)	$ 6,844,798		$ (3,953,813)
Income tax expense	289,467	48,050	411,919		176,758
Stock-based compensation	3,128,832	240,801	4,554,024		10,037,396
Change in fair value of warrant liability	(969,836)	774,219	(1,872,364)		1,912,487
Write-off of acquired Drawbridge in-process research and development	—	—	1,563,015		—
Loss on Drawbridge Transaction	—	—	165,998		—
Guarantee fees	(84,305)	(115,520)	336,915		243,040
Loss from equity interests in unconsolidated affiliates	359,562	445,624	3,664,058		1,509,704
Adjusted net income before adjusted tax expense	4,244,477	(396,642)	15,668,363		9,925,572
Adjusted income tax (expense) benefit	(424,447)	39,664	(1,566,836)		(992,557)
Adjusted net income (loss)	$ 3,820,030	$ (356,978)	$ 14,101,527		$ 8,933,015

Diluted weighted-average shares outstanding	58,655,939	12,323,830	51,939,654		46,497,003
Adjusted diluted earnings (loss), per share	$ 0.07	$ (0.03)	$ 0.27		$ 0.19